Exhibit 10.28

AGREEMENT

THIS AGREEMENT (this “Agreement”), made as of the 29th day of December, 2015 by and among KINGSBRIDGE 2005, LLC, a New Jersey limited liability company, having an office c/o Hampshire Real Estate 15 Maple Avenue, Morristown, New Jersey 07960 (hereinafter “Landlord”), and ENZON PHARMACEUTICALS, INC. f/k/a Enzon, Inc a Delaware corporation with offices 20 Kingsbridge Rd Piscataway NJ 08854 (hereinafter “Tenant”) AXCELLERATE PHARMA, LLC, a Delaware limited liability company, having an office 20 Kingsbridge Rd, Piscataway NJ 08854 (hereinafter “Subtenant”).

WITNESSETH:

WHEREAS, by Lease Agreement dated April 1, 1995 (the “Original Lease”), between BDG Kingsbridge L.L.C., predecessor-in-interest to Landlord, and Enzon Pharmaceuticals,., f/k/a Enzon, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated as of November 15, 2001 (the “First Amendment”), and as further amended by that certain Consent to Sublease and Amendment to Lease dated November 14, 2013 by and among Landlord, Tenant and Subtenant (the “Consent”, together with the Original Lease and the First Amendment, the “Lease”), Landlord did demise and let unto Tenant and Tenant did hire and take from Landlord that certain building (the “Building”) and property located at 20 Kingsbridge Road, Piscataway, New Jersey (the “Premises”), as more fully described in the Lease; and

WHEREAS, Tenant and Subtenant entered into that certain Amended and Restated Agreement of Sublease dated November 13,2013 (the “Sublease”), whereby Tenant did sublease and sublet to Subtenant a portion of the Premises (the “Sublease Premises”), as more fully described in the Sublease; and

WHEREAS, the term of the Lease is set to expire on July 31, 2021; and

WHEREAS, Tenant desires to surrender the Premises and to terminate its obligations under the Lease prior to the aforesaid expiration date and Landlord is willing to agree to an early termination of Tenant’s obligations under the Lease, to accept the surrender of the Premises from Tenant, and to accept the Sublease as a direct lease between Subtenant and Landlord, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Landlord Subtenant and Tenant agree as follows:

1.             Subject to the provisions of this Agreement and notwithstanding anything to the contrary set forth in the Lease or in any other agreement, (a) all of Tenant’s right, title and interest and all of Tenant’s obligations under and benefits set forth in, the Lease will terminate as of the later to occur of (i) December 30, 2015, or (ii) the date of receipt of the Fee Mortgagee Consent (as defined herein) (the “Termination Date”) with the same force and effect as if such date were the date originally set forth in the Lease as the expiration date, and (b) effective on the Termination Date, Tenant shall surrender to Landlord all of its right, title and interest in and to the Premises and the Lease, the Sublease shall be a direct lease between Landlord and Subtenant, and Tenant’s liability under the Lease shall be wholly extinguished.

3.             Landlord, Tenant and Subtenant, acknowledge and agree that from and after the Termination Date, the Sublease shall be deemed a direct lease between Landlord and Subtenant. Landlord and subtenant Tenant agree to negotiate in good faith, to execute a direct Lease under substantially the same terms and conditions of the Sublease with the goal to execute the new Lease within 30 days from the date hereof.

4.             The parties hereto acknowledge and agree that this Agreement is subject to the consent of the Landlord’s mortgage lender (the “Fee Mortgagee”). Landlord agrees, at Landlord’s cost and expense, to promptly request the issuance of such Fee Mortgagee’s consent and to act in good faith and to diligently seek to obtain such consent. In furtherance of obtaining such consent, the parties agree to submit such forms, provide such information and take such other actions as may be reasonably requested by the Fee Mortgagee, to the extent that such forms, information and actions are in the possession of or can reasonably be performed by such party; provided however, Tenant and Subtenant shall have no obligation to incur additional expenses or to agree to adverse terms. In the event Fee Mortgagee fails or refuses to issue its written consent to provisions set forth in this Agreement (the “Fee Mortgagee Consent”) on or before December30, 2016, Tenant shall have the right to terminate this Agreement by notice to Landlord and to Tenant and, upon receipt of such termination notice, all payments, if any, paid to Landlord on account of this Agreement, shall be returned to Tenant and this Agreement shall be deemed void ab initio and no party shall have any further rights or obligations hereunder. Upon receipt of the Fee Mortgagee Consent, this Section 6 shall be deemed void and without further force or effect.

5.             Landlord and Subtenant, each represent and warrant to the other parties hereto that such representing party has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and all requisite corporate action has been taken in connection with each such party’s entering into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby. Landlord represents that, other than the Fee Mortgagee Consent, no further consents or approvals are necessary, required or proper for its entering into this Agreement, including, without limitation, the approval or consent of any other mortgagee or any ground landlord.

10.             This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Agreement. This Agreement may not be modified, amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party against whom enforcement of any modification, amendment or waiver is sought.

11.              This Agreement shall be governed by the laws of the State of New Jersey. The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.             Notwithstanding any provision contained in this Agreement or the Lease or the Sublease to the contrary, this Agreement shall only become effective after the execution and delivery of this Agreement by Landlord, Tenant and Subtenant, and after receipt of the Fee Mortgagee Consent.

13.             This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument. The parties hereto agree to accept a digital image (received by facsimile, PDF or other electronic means) of this Agreement, as fully executed, as a true and correct original and admissible as best evidence to the extent permitted by a court with proper jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Surrender and Release Agreement as of the day and year first above written.

LANDLORD:		TENANT:

KINGSBRIDGE 2005, LLC		ENZON PHARMACEUTICALS, INC.

Shelbourne Jersey Portfolio 2,		By:	/s/ George W. Hebard III
Limited Liability Company			Name: George W. Hebard III
Shelbourne HPVI Management Group,			Title: Interim Principal Executive Officer
LLC, its Managing Member
By:	HPFVI Shelbourne LLC,
its Managing Member
By:	Hampshire Partners Fund VI, L.P.,
its Sole Member
By:	Hampshire Partners LLC, its General Partner

By:	/s/ Norman A. Feinstein
Name: Norman A. Feinstein
Title: Vice Chairman

SUBTENANT:

AXCELLERATE PHARMA, LLC

By:	/s/ Dilip Mehta
	Name:	Dilip Mehta
Title: Co-Founder & CEO

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